As filed with the Securities and Exchange Commission on August 30, 2007
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Concho Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0818600 (I.R.S. Employer Identification Number)
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
(Address of principal executive offices, including zip code)

Concho Resources Inc. 2006 Stock Incentive Plan
(Full title of the plan)
David W. Copeland
Vice President and General Counsel
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
(Name and address of agent for service)
(432) 683-7443
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered (1)	per share	price	fee
Common Stock, $0.001 par value	5,617,784 shares	$10.85	$60,931,037 (2)	$1,871

(1)	This registration statement shall also cover any additional shares of Common Stock which become issuable under the Concho Resources Inc. 2006 Stock Incentive Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of (i) the exercise price per share of $8.00 with respect to 2,149,542 shares of common stock subject to previously granted options under the 2006 Stock Incentive Plan, (ii) the exercise price per share of $12.00 with respect to 647,180 shares of common stock subject to previously granted options under the 2006 Stock Incentive Plan and (iii) $12.75, which is the average of the high and low prices reported on the New York Stock Exchange on August 23, 2007 with respect to the remaining 2,821,062 shares of common stock available for future grant under the 2006 Stock Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents that we filed (File No. 001-33615) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 12, 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference and made a part of this registration statement:
•	our Prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 (the “Securities Act”) on August 3, 2007 in connection with our Registration Statement on Form S-1, as amended (No. 333-142315);

•	our Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed with the Commission on August 8, 2007 and August 24, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on July 23, 2007 (including any amendments or reports filed for the purpose of updating such description).
     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Our certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all our current or former directors or officers. As permitted by the DGCL, our certificate of incorporation provides that we will indemnify our directors against liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
     We have also entered into indemnification agreements with all of our directors and all of our named executive officers and employment agreements with all of our named executive officers. These indemnification agreements and employment agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
     The indemnification agreements and the employment agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements and the employment agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements and the employment agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements and the employment agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.
     We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:
•	us, except for:
•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or
•	any other person, except for claims approved by our board of directors.
     We have obtained director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

4.1	Restated Certificate of Incorporation of Concho Resources Inc. (filed with the Commission as Exhibit 3.1 to our Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Concho Resources Inc. (filed with the Commission as Exhibit 3.2 to our Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference)

4.3	Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to our registration statement on Form S-1 (Commission File No. 333-142315) and incorporated herein by reference).

4.4	Concho Resources Inc. 2006 Stock Incentive Plan (filed with the Commission as Exhibit 10.13 to our registration statement on Form S-1 (Commission File No. 333-142315) and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP — Tulsa

23.2*	Consent of Grant Thornton LLP — Kansas City

23.3*	Consent of Grant Thornton LLP — Dallas

23.4	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 27th day of August, 2007.

By:	/s/ Timothy A. Leach
Timothy A. Leach
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 27th day of August, 2007.

Signature	Title

/s/ Timothy A. Leach Timothy A. Leach	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven L. Beal	President, Chief Operating Officer and Director
Steven L. Beal

/s/ Curt F. Kamradt Curt F. Kamradt	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Tucker S. Bridwell	Director

* W. Howard Keenan, Jr.	Director

* Ray M. Poage	Director

* A. Wellford Tabor	Director

*By:	/s/ Timothy A. Leach
Attorney-in-Fact

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation of Concho Resources Inc. (filed with the Commission as Exhibit 3.1 to our Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Concho Resources Inc. (filed with the Commission as Exhibit 3.2 to our Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference)

4.3	Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to our registration statement on Form S-1 (Commission File No. 333-142315) and incorporated herein by reference).

4.4	Concho Resources Inc. 2006 Stock Incentive Plan (filed with the Commission as Exhibit 10.13 to our registration statement on Form S-1 (Commission File No. 333-142315) and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP — Tulsa

23.2*	Consent of Grant Thornton LLP — Kansas City

23.3*	Consent of Grant Thornton LLP — Dallas

23.4	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith.